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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2004

                                  MILACRON INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                    1-8475                     31-1062125
     -----------------        ------------------------      --------------------
      (State or other         (Commission File Number)          (IRS Employer
      jurisdiction of                                        Identification No.)
       incorporation)


     2090 Florence Avenue, Cincinnati, Ohio                  45206
    ----------------------------------------               ----------
    (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (513) 487-5000
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits:

Exhibit No.          Description
-----------          --------------------------------------------------------
99.1                 Press release issued by Milacron Inc. on April 26, 2004.


ITEM 9. REGULATION FD DISCLOSURE.
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     As used herein, the terms "we," "us," "Milacron," "our company" and "the company" refer to Milacron Inc. and its subsidiaries on a consolidated basis unless the context requires otherwise. We issued the press release attached hereto as Exhibit 99.1 on April 26, 2004. In connection with the proposed private placement of securities discussed in the attached press release, the following information will be utilized:

                           FORWARD-LOOKING STATEMENTS

     This information includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained herein that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

     We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions herein to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

     - obtaining shareholder approval of both the authorization of additional shares of common stock and the issuance of preferred stock convertible into such common stock required by the refinancing arrangements entered into on March 12, 2004;

     - our ability to comply with financial and other covenants contained in the agreements governing our indebtedness, including the new senior secured credit facility;

     - global and regional economic conditions, consumer spending, capital spending levels and industrial production, particularly in segments related to the level of automotive production and spending in the plastics and construction industries;

     - fluctuations in currency exchange rates of U.S. and foreign countries, including countries in Europe and Asia where we have several principal manufacturing facilities and where many of our customers, competitors and suppliers are based;

     - fluctuations in interest rates which affect the cost of borrowing;

     - production and pricing levels of important raw materials, including plastic resins, which are a key material used by purchasers of our plastics technologies products, as well as steel, oil, and industrial grains used in the production of grinding wheels;

     - lower than anticipated levels of our plant utilization resulting in production inefficiencies and higher costs, whether related to the delay of new product introductions, improved production processes or equipment, or labor relations issues;

     - customer acceptance of new products introduced during 2003 and products expected to be introduced in 2004;

     - any major disruption in production at key customer or supplier facilities or at our facilities;

     - disruptions in global or regional commerce due to wars, social, civil or political unrest in the non-U.S. countries in which we operate and to acts of terrorism, continued threats of terrorism and military, political and economic responses (including heightened security measures) to terrorism;

     - alterations in trade conditions in and between the U.S. and non-U.S. countries where we do business, including export duties, import controls, quotas and other trade barriers;
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     - changes in tax, environmental and other laws and regulations in the U.S.
       and non-U.S. countries where we do business;

     - litigation, claims or assessments, including but not limited to claims or problems related to product liability, warranty or environmental issues; and

     - fluctuations in stock market valuations of pension plan assets or changes in interest rates that could result in increased pension expense and reduced shareholders' equity and require us to make significant cash contributions in the future.

     All of our forward-looking statements should be considered in light of these factors. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise.

                                 *     *     *

     On April 27, 2004, we commenced a tender offer to purchase all of our E115 million 7 5/8% Guaranteed Eurobonds due 2005. We intend to use the proceeds of a private placement of debt securities to repurchase the 7 5/8% Guaranteed Eurobonds and to repay our $75 million term loan B facility.

     We also expect to enter into a new asset based revolving credit facility to replace our $65 million revolving A facility. We expect J.P. Morgan Business Credit Corp. will act as lead arranger (the "Lead Arranger") and JPMorgan Chase Bank will act as administrative agent (the "Agent") and lender for this new asset based revolving facility, subject to customary condition precedents, including the absence of changes that it deems are material and adverse with respect to us or materially impair their syndication of the facility. The Agent's commitment will terminate on July 29, 2004, if definitive agreements for the new credit facilities satisfactory to it have not been entered into by that time. We refer to this new asset based revolving credit facility herein as our new asset based facility.

     Set forth below is a summary of the currently anticipated terms and conditions of our new asset based facility based upon the commitment letter provided by the Agent. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the financing commitment. Our new asset based facility has not yet been finalized and, ultimately, may differ or be inconsistent in material respects from those described below.

     We and certain of our wholly-owned U.S. subsidiaries are expected to be joint and several borrowers under our new asset based facility. Our new asset based facility is expected to consist of a revolving line of credit in a maximum amount up to $75.0 million (including up to $25.0 million of letters of credit) and is expected to mature four years from the closing date. Our new asset based facility is expected to provide that no letter of credit will have an expiration date later than the earlier of one year after its date of issuance or ten business days prior to the final maturity of our new asset based facility, provided that any letter of credit may extend beyond the final maturity of our new asset based facility if we provide cash collateral equal to at least 105% of the undrawn portion of such letter of credit on or prior to the tenth business day prior to the final maturity of our asset based facility.

  Borrowing Availability

     We expect that our ability to borrow, repay and reborrow loans and have letters of credit issued for our accounts will be limited to a borrowing base equal to specified percentages of eligible U.S. and Canadian accounts receivable and inventory and will be subject to other conditions to borrowing and limitations, including an excess availability reserve of $10.0 million, other reserve requirements, a limitation on inventory value and the value of eligible Canadian accounts receivable and compliance with financial covenants.

     We anticipate, based upon the initial evaluation of our accounts receivable and inventory conducted by the Agent and the Lead Arranger, having at least $30 million of borrowing availability under our new asset based facility immediately following the closing date, subject to the customary ability of the administrative agent for the lenders to reduce advance rates, impose or change collateral value limitations, establish reserves
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and declare certain collateral ineligible from time to time in its reasonable credit judgment, any of which could reduce our borrowing availability at any time (including prior to the closing date).

  Cash Sweep

     We expect that the terms of our new asset based facility will impose a daily cash "sweep" on cash received from collections of our accounts receivable. This daily cash "sweep" would automatically be applied to pay down any outstanding borrowings under our new asset based facility.

  Prepayments

     We expect to have the ability to prepay our new asset based facility, in whole or in part, at any time without penalty (other than a fee of 1.0% of the facility amount if we terminate or are deemed to have terminated our new asset based facility prior to the one-year anniversary of the closing date). Our new asset based facility is expected to provide for mandatory prepayments (subject to exceptions), in general, of (i) 100% of the net cash proceeds received by us, another loan party under the credit agreement or any of our U.S. subsidiaries from non-ordinary course of business asset sales, (ii) 100% of the net cash proceeds received by us, another loan party under our new asset based facility or any of our U.S. subsidiaries from casualty events which are not reinvested in accordance with the provisions of our new asset based facility and (iii) 100% of the net cash proceeds received by us, another loan party under our new asset based facility or any of our U.S. subsidiaries from any issuances of debt or equity, subject to limited exceptions to permit specified redemptions of preferred stock and certain indebtedness with proceeds of equity issuances. The credit agreement is also expected to provide for mandatory prepayments in an amount equal to (i) any repayment required to be made by us to Milacron Assurance Ltd. in connection with our self-insurance program, (ii) any cash payment made by any borrower or guarantor under our new asset based facility in respect of a guarantee by us or another loan party under our new asset based facility of a foreign subsidiary obligation and (iii) available cash in excess of $4 million.

  Use of Proceeds

     Our new asset based facility is expected to provide that funds drawn under our new asset based facility can be used (i) to refinance existing indebtedness (including replacing or providing credit support for existing letters of credit outstanding under our existing credit facility) and to pay fees and expenses related thereto and (ii) for general corporate purposes.

  Security

     Our obligations under our new asset based facility are expected to be secured by (i) a first priority security interest in, subject to permitted liens, among other things, U.S. and Canadian cash, cash equivalents, deposit accounts, chattel paper, accounts receivable, inventory and certain rights under contracts, licenses and other general intangibles relating to the foregoing and
(ii) a second priority security interest in substantially all other tangible and intangible property of the loan parties at any time owned or acquired in each case but only to the extent subject to a lien securing certain other indebtedness.

  Guarantors

     Each of our existing and future material U.S. and Canadian subsidiaries that are not co-borrowers under our new asset based facility and Milacron Capital Holdings B.V. are expected to guarantee our obligations under our new asset based facility. We expect to have the right to have Milacron Capital Holdings B.V. released from its guarantee at any time.

  Representations and Warranties

     We expect our new asset based facility to contain representations and warranties (subject to materiality thresholds and other exceptions) customary for this type of financing including, among other things, those relating to: absence of litigation or commercial tort claims; absence of a material adverse change, compliance
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with laws, pension and benefit matters, taxes, nature of our business, absence of adverse agreements, compliance with permits, ownership of property, operating lease obligations, environmental matters, insurance, use of proceeds, intellectual property, material contracts, employee and labor matters, customers and suppliers, location of collateral, priority of the lenders' liens and collateral matters.

  Covenants and Conditions

     We expect our new asset based facility to contain customary conditions precedent to our initial borrowing and any subsequent borrowings, as well as customary affirmative and negative covenants. We expect that such covenants may include, but not be limited to (subject to exceptions): delivery requirements of financial statements and borrowing base certificates, field examination and inspection rights, additional guarantees and collateral, compliance with pension, environmental and other laws, maintenance of our properties and insurance, collateral matters, use of proceeds of loans, maintenance of $10.0 million of unused availability under the borrowing base and restrictions on our and our guarantors' ability to do the following:

     - incur liens;

     - incur additional indebtedness;

     - engage in mergers or dissolutions or sell or transfer our assets;

     - change the nature of our business;

     - enter into capital or operating leases;

     - make capital expenditures;

     - make loans, advances, guarantees or investments (including officer loans);

     - pay dividends or make distributions or other restricted payments on our stock;

     - enter into transactions with affiliates;

     - create dividend or other payment restrictions affecting our subsidiaries;

     - issue or sell our stock;

     - amend or modify terms of certain indebtedness, organizational documents or other agreements;

     - adjust accounts receivable; and

     - engage in certain environmental and ERISA-related activities.

In addition, we expect our new asset based facility to contain, for the first year, a financial covenant requiring us to maintain a minimum level of cumulative consolidated EBITDA, to be tested quarterly, and a limit on capital expenditures starting with the first full quarter after the closing. Thereafter, we expect the loan parties to be subject to a fixed charge coverage ratio.

  Events of Default

     We expect our new asset based facility to contain customary events of default, which will be subject to customary grace periods and materiality standards, including, among others, events of default upon the occurrence of (i) nonpayment of any amounts payable under our new asset based facility when due,
(ii) any representation or warranty made by any borrower or guarantor under our new asset based facility being incorrect in any material respect when made or deemed made, (iii) a breach by any borrower or guarantor of covenants or agreements under our new asset based facility, (iv) failure to pay when due any other material indebtedness, or the occurrence of events or conditions that permit holders of other material indebtedness to cause it to become due, or any other material indebtedness is declared to be due or is required to be prepaid or repurchased prior to its stated maturity, (v) voluntary bankruptcy, insolvency or reorganization of any borrower, guarantor or any of their subsidiaries, (vi) involuntary bankruptcy, insolvency or reorganization of any borrower, guarantor or any of their subsidiaries that remains undismissed or unstayed for a period of
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30 days, (vii) any term or provision of our new asset based facility ceasing to be valid and binding on or enforceable against any borrower or guarantor or being contested against any party to our new asset based facility, or any proceeding commenced by any borrower or guarantor or governmental authority seeking to establish the invalidity or unenforceability of any term or provision of our new asset based facility, (viii) any security agreement or document under our new asset based facility ceasing to create a lien on any assets securing our new asset based facility, (ix) any judgment, order or award for the payment of money exceeding $2.5 million that is in effect for more than a specified period,
(x) certain pension and benefit events or (xi) a "change of control," as such term is defined under our new asset based facility.

  Interest Rate and Fees

     We expect that borrowings under our new asset based facility will bear interest, at our option, at either (i) the LIBO Rate plus the applicable margin (as defined below) or (ii) an ABR plus the applicable margin (as defined below). The "applicable margin," is expected to be, with respect to Eurodollar loans, between 2.50% per annum and 3.25% per annum, and with respect to ABR loans, between 0.75% per annum and 1.50% per annum to be determined based on the availability levels under our new asset based facility. LIBO Rate is expected to mean the rate at which Eurodollar deposits in the London interbank market are quoted on the Telerate screen. We expect to be able to elect for Eurodollar loans interest periods of one, two or three months. "ABR" is expected to mean the higher of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect at its principal office in New York City and
(ii) the federal funds effective rate from time to time plus 0.5%.

     Our new asset based facility is expected to provide that we will pay a monthly unused line fee equal to 0.50% per annum on the average daily unused portion of our credit commitment, as well as customary loan servicing and letter of credit issuance fees.

     Our net asset based facility is expected to provide that upon the occurrence and continuance of an event of default under our new asset based facility, upon demand by the Agent, we will have to pay (x) in the case of revolving credit loans, a rate of interest per annum equal to the rate of interest otherwise in effect (assuming the rate in effect is at the maximum applicable margin) pursuant to the terms of our new asset based facility plus 2% and (y) in the case of other amounts, a rate of interest per annum equal to the ABR plus the maximum applicable margin plus 2%.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MILACRON INC.

Date: April 29, 2004          By: /s/ Hugh C. O'Donnell
                                  ---------------------------------------------
                                  Hugh C. O'Donnell
                                  Vice President, General Counsel and Secretary
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                                 EXHIBIT INDEX

Exhibit No.          Description
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99.1                 Press release issued by Milacron Inc. on April 26, 2004.